Exhibit 10(a)4

                               FIRST AMENDMENT TO
                              THE SOUTHERN COMPANY
                           DEFERRED COMPENSATION PLAN


         WHEREAS, the Board of Directors of Southern Company Services, Inc. (the "Company") heretofore established and adopted the Southern Company Deferred Compensation Plan, as amended and restated effective February 23, 2001 (the "Plan"); and

         WHEREAS, Section 8.3 of the Plan provides that the Plan may be amended or modified by the Committee, if such amendment or modification does not involve a substantial increase in cost to any Employing Company; and

         WHEREAS, the Committee desires to amend the Plan to clarify that the Plan provides the Company with the authority to reduce Compensation and/or Incentive Pay for any mandatory taxes prior to applying any election to defer such Compensation and/or Incentive Pay under the Plan; and

         WHEREAS, the Committee has determined that the above amendments do not involve a substantial increase in cost to any Employing Company.

         NOW THEREFORE, effective September 27, 2002, the Committee hereby amends the Plan as follows:

                                       1.

                  5.1 A Participant may elect to defer payment of a portion of his or her Compensation otherwise payable to him by his or her Employing Company during each payroll period of the next succeeding Plan Year by any whole percentage not to exceed fifty percent (50%) of his or her Compensation, or such greater or lesser amount as shall be determined by the Committee from time to time. A Participant may also elect to defer payment of up to one hundred percent (100%), by whole percentages, of any Incentive Pay otherwise payable to him or her by his or her Employing Company. The Company shall have the authority to withhold any mandatory taxes from Compensation and/or Incentive Pay prior to the application of a Deferral Election.

                                       2.

                  Except as amended herein, by this First Amendment, the Plan shall remain in full force and effect as amended and restated by the Company.

         IN WITNESS WHEREOF, the Committee, through its duly authorized member, has adopted the First Amendment to the Southern Company Deferred Compensation Plan, as amended and restated as of February 23, 2001, this 27th day of September, 2002.


                                                  SOUTHERN COMPANY DEFERRED
                                                  COMPENSATION PLAN COMMITTEE


                                                  By:

(CORPORATE SEAL)
                                                  Its:


Attest:


Tommy Chisolm
Secretary